CORBIN & WERTZ

                       A COMPANY OF PROFESSIONAL SERVICES


February 28, 2001


SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: 8-K/A for Internet Golf Association

We have read item 4 included in the amended report of form 8-K/A for Internet Golf Association, Inc. dated February 28, 2001 filed with the Securities and Exchange Commission and are in agreement with the statements contained therein inasmuch as they relate to our firm.

/s/ Corbin & Wertz

CORBIN & WERTZ
Irvine, California